As filed with the Securities and Exchange Commission on July 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TARANTELLA, INC.

(Exact name of issuer as specified in its charter)

California	94-2549086
(State of incorporation)	(I.R.S. Employer Identification Number)

425 Encinal Street

Santa Cruz, CA 95060

(Address of principal executive offices)

2002 INCENTIVE STOCK OPTION PLAN

2003 STOCK OPTION PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

E. Joseph Vitetta, Jr.

Secretary

TARANTELLA, INC.

425 Encinal Street

Santa Cruz, CA 95060

(831) 427-7222

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael Danaher, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value 2002 Incentive Stock Option Plan	1,500,000 shares	$1.799	$2,698,500	$341.90
Common Stock, no par value 2003 Stock Option Plan	1,300,000 shares	1.799	2,338,700	296.31
Common Stock, no par value Employee Stock Purchase Plan	250,000 shares	1.799	449,750	56.98
TOTAL	shares	1.799	$5,486,950	$695.19

(1)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices per share of the Common Stock as reported on the Over-the-Counter markets and quoted on the Pink Sheets on July 8, 2004, because the price at which the shares to be purchased in the future are not currently determinable.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission by Tarantella, Inc. (the “Company”) are hereby incorporated by reference in this Registration Statement:

(a) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed April 1, 1993 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(b) The Company’s Annual Report on Form 10-K for the year ended September 30, 2003 filed pursuant to Section 13 of the Exchange Act on March 8, 2004.

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 filed pursuant to Section 13 of the Exchange Act on April 6, 2004.

(d) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed pursuant to Section 13 of the Exchange Act on May 14, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Further, the Company’s Articles of Incorporation and Bylaws provide for indemnification of certain agents to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These Agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the California Corporations Code.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	2002 Incentive Stock Option Plan

4.2	2003 Stock Option Plan

4.3	Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Cruz, State of California, on this 9th day of July, 2004.

TARANTELLA, INC.

/s/ E. Joseph Vitetta, Jr.
E. Joseph Vitetta, Jr.
Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Francis E. Wilde and E. Joseph Vitetta, Jr. and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on July 9th, 2004:

Signature	Title

/s/ Francis E. Wilde (Francis E. Wilde)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John M. Greeley (John M. Greeley)	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Alok Mohan (Alok Mohan)	Chairman, Board of Directors

/s/ Ninian Eadie (Ninian Eadie)	Director

/s/ Ronald Lachman (Ronald Lachman)	Director

/s/ Douglas L. Michels (Douglas L. Michels)	Director

/s/ Bruce Ryan (Bruce Ryan)	Director

/s/ Gilbert P. Williamson (Gilbert P. Williamson)	Director

TARANTELLA, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	2002 Incentive Stock Option Plan

4.2	2003 Stock Option Plan

4.3	Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)